Exhibit 10.1

FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) dated as of November 4, 2019 (the “Effective Date”), is by and between GrowGeneration Corp., a Colorado Corporation with offices at 1000 W Mississippi Ave., Denver, CO 80223 (the “Company’’) and Tony Sullivan, an individual residing at 1 Waterlily Court, Medford, NJ 08055 (the “Executive”.)

RECITALS

WHEREAS, the Company desires to continue to employ the Executive and the Executive desires to continue employment with the Company, all upon the terms and provisions, and subject to the conditions, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. POSITION AND DUTIES.

(a) Reporting. During the term of this Agreement (the “Employment Term”), the Company shall employ the Executive, and the Executive shall serve, as the Chief Operating Officer of the Company. The Executive shall report directly to the CEO and President of the Company.

(b) Responsibilities. The Executive shall have responsibility to oversee all aspects of the Company’s business activities as are customarily performed and enjoyed by persons employed in comparable positions, subject, however, in all instances to the direction and control of the Board. A copy of the Executives duties are attached hereto as Exhibit 1.

(c) Devotion of Executive’s Time. Subject to Section 2(d) hereof, the Executive shall devote all of his business time, labor, skill and energy to conducting the business and affairs of the Company and to performing his duties and responsibilities to the Company as set forth in Section 2(b) hereof The Executive shall not become employed with, consult with or otherwise perform services for any other entity or individual during the Term of this Agreement. The Executive shall perform the Executive’s duties and responsibilities to the Company diligently, competently, faithfully and to the best of his ability. Executive shall perform his duties from his home office and shall travel as needed.

(d) Representations. The Executive represents and warrants to the Company that the Executive has the right to negotiate and enter into this Agreement, and the Executive’s execution, delivery and performance of this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal or other existing business relationship or any judgment or order, in each case, to which the Executive is a party or otherwise subject.

2. EMPLOYMENT TERM.

(a) Initial Term. The initial term of employment shall be for a period of three years (the “Employment Term”), commencing with the date hereof, unless sooner terminated as provided in this Agreement. This Agreement shall be renewed annually for a term of one year unless the Company or the Executive gives notice to the other of termination at least sixty (60) days prior to the expiration of the initial term, or any successive term, as the case may be.

(b) Termination for Cause. Notwithstanding the provisions of Section 2(a) above. the Company shall have the right to terminate the Executive’s employment for Cause (as defined in Section 2(c) below); provided, however, that the Executive shall not be deemed to have been terminated for Cause unless and until the Board of Directors at a meeting duly called and held for that purpose shall have determined that the Executive committed an act falling within the definition of Cause and specifying the basis for such determination. If the Executive’s employment shall be terminated by the Company for Cause, then the Company shall pay to the Executive any unpaid salary, bonuses and benefits through the effective date of termination. If the Executive’s employment shall be terminated by the Company without Cause, then the Company shall pay to the Executive any unpaid salary, bonuses and benefits through the effective date of termination.

(c) Cause. For purposes of this Agreement the term, “Cause” shall mean the Executive’s : (a) engagement in gross misconduct materially injurious to the Company: (b) knowing and willful neglect or refusal to attend to the material duties assigned to him by the Board of Directors of the Company, which is not cured within 30 days after written notice; (c) conviction of an act of fraud or embezzlement; or (e) conviction of a felony.

(d) Notice of Termination. Any purported termination of the Executive’s employment by the Company hereunder shall be communicated by a Notice of Termination to the Executive in accordance with Section 13. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate those specific termination provisions in. this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provisions so indicated.

(e) Date of Termination. For purposes of this Agreement, the date of termination shall be: (a) if this Agreement is terminated by the Company for Incapacity (as defined in Section 4(a) below), the date on which a Notice of Termination is given. (b) if the Executive’s employment is terminated by the Company for any other reason (other than death), the date on which a Notice of Termination is given or (c) if the Company or Executive terminates his employment for any reason, the date on, which he gives the Company notice of such termination.

3. COMPENSATION

The Company shall pay to the Executive for the services to be rendered by the Executive hereunder, a salary for the initial Employment Term under this Agreement at the rate of $270,000 per annum. The salary shall be payable in accordance with the Company’s regular policies, subject to applicable withholding and other taxes. Such Salary will be increased during the term of this Agreement by 10 percent annually.

(a) Bonus. The Executive shall receive a bonus with respect to each fiscal year of the Company during which he is employed hereunder, commencing with the year ending December 31, 2020 in an amount equal to a minimum of $75,000 paid bonus wages at the discretion of the Board of Directors of the Company. It being expressly agreed that the first Bonus payment will be on February 1, 2020, second Bonus payment on December 31, 2021 and the third Bonus payment on December 31, 2022.

(b) Grant of Common Shares and Stock Options. The Executive will be granted 120,000 of GRWG Common Stock payable in 3 incremental payments on 11/01/2019 (40,000 shares), 11/01/2020 (40,000 shares) and 01/01/2021 (40,000 shares). The disposition, transfer or sale of the common shares granted in the Option Agreement is subject to the terms and conditions of the Option Agreement and the Company’s 2018 Equity Incentive Plan. In addition, Executive will be granted 160,000 stock options on 11/4/2019 and 60,000 stock options on 11/4/2020 and 60,000 stock options 11/4/2021.

(c) Expenses. The Company agrees promptly to reimburse the Executive for all reasonable and necessary● business expenses, including without limitation: travel and telephone incurred by him on behalf of the Company in the course of his duties hereunder, upon the presentation by the Executive of appropriate evidence thereof.

(d) Relocation. The Company will provide an executive level relocation covering all out-of-pocket reimbursement for relocation expenses to the Denver, CO area including gross up (no tax liability), moving, closing costs, temporary housing, etc. The relocation fees will be the lessor of $80,000 or the actual costs of the relocation.

4. DEATH; INCAPACITY.

(a) Incapacity. If, during the Employment Tem1hereunder, because of illness or other incapacity, the Executive shall fail for a period of six (6) consecutive months (“Incapacity”), to render the services contemplated hereunder, then the Company, at its option, may terminate the employment hereunder by notice to the Executive, effective on the giving of such notice: provided however, that the Company shall (i) pay to the Executive any unpaid salary through the effective date of termination specified in such notice; (l) pay to the Executive his accrued but unpaid incentive compensation, if any, for any bonus period ending on or before. the date of termination of the Executive’s employment with the Company; (iii) continue to pay the Executive for a period of six (6) months following the effective date of termination, an amount equal to the excess, if any, of (A) the salary he was receiving at the time of his In capacity, over (B) any benefit the Executive is entitled to receive during such period under any disability insurance policies provided to the Executive by the Company or maintained by the Executive, such amount to be paid in the manner and at such time as the salary otherwise would have been payable to the Executive; and (iv) pay to the Executive (within 45 days after the end of the fiscal quarter in which such termination occurs) a pro-rata portion (based upon the period ending on the date of termination of the Executive’s employment hereunder) of the incentive compensation, if any, for the bonus period in which such termination occurs. The Company shall have no farther liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive’ Incapacity and other reimbursable expenses due under Section 3(t) through the date of Executive’s Incapacity, and repayment of compensation for unused vacation days that have accumulated during the calendar years in which such termination occurs).

5. TERMINATION BY THE COMPANY OR THE EXECUTIVE WITH NO REASON. Either the Company or the Executive shall have the right to terminate the Executive’s employment hereunder for “No Reason” by providing the Company’s Board of Directors with six months (180) days-notice. Notwithstanding the foregoing, if the Executive terminates this Agreement, the Company shall have the right to terminate this Agreement at any time during the 6-month (180) day notice period. If the Company shall terminate the Executive without cause the Company shall pay the Executive six (6) months’ severance.

6. EMPLOYEE BENEFITS.

(a) Eligibility. During the period of the Executive’s employment with the Company hereunder, the Executive shall be entitled to receive such other perquisites and fringe benefits generally if and when made available by the Company to it5 senior executives and key management employees as a group in accordance with the plans and policies of the Company..

(b) Vacation Time. The Executive shall be entitled to paid vacation time and holidays per annum as is consistent with his position with the Company and the performance of his duties hereunder: provided that the Executive shall not be able to take vacation time at any time that would materially interfere with the business or operations of the Company. The Executive shall be entitled to four (4) weeks of paid vacation for each twelve (12) months of employment. The timing is subject to the approval of the CEO.

(c) The Executive is entitled to paid time for all observed holidays.

7. DEDUCTIONS AND WITHHOLDINGS. The amounts payable or which become payable to the Executive under any provision of this Agreement shall be subject to such deductions and withholdings as is required by applicable

8. INDEMNIFICATlON. The Company shall indemnify the Executive in his capacity as an officer of the Company to the fullest extent permitted by applicable law against all debts, judgments, costs. charges, or expenses whatsoever incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of his being or having been an officer of the Company, or because of actions taken by the Executive which were believed by the Executive to be in the best interests of the Company. and the Executive shall be entitled to be covered by any directors’ and officers’ liability insurance policies which the Company may maintain for the benefit of its directors and officers. subject to the limitations of any such policies. The Company shall have the right to assume, with legal counsel of its choice. the defense. of the Executive in any such action, suit or proceeding for which the Company is providing indemnification to the Executive. Should the Executive determine to employ separate legal counsel in any such action, suit or proceeding. any costs and expenses of such separate legal counsel shall be the sole responsibility of the Executive. If the Company does not assume the defense of any such action, suit or other proceeding. the Company shall, upon request of the Executive, promptly advance or pay an amount for costs or expenses (including, without limitation, the reasonable legal fees and expenses of counsel retained by the Executive) incurred by the Executive in connection with any such action, suit or proceeding. TI1e Company shall not indemnify the Executive against any actions that would be deemed illegal or contrary to the general indemnification provisions of the Delaware General Corporation Law.

9. RESTRICTIONS, RESPECTING CONFIDENTIAL INFORMATION, COMPETING BUSINESSES, ETC.

(a) Acknowledgments of Executive. The Executive acknowledges and ages that by virtue of the Executive’ s position and involvement with the business and affairs of the Company, the Executive will develop substantial expertise and knowledge with respect to all aspects of the business. affairs and operations of the Company and will have access to all significant aspects of the business and operations of the Company and to Confidential and Proprietary Information (as such term is hereinafter defined). The Executive acknowledges and agrees that the Company will be damaged if the Executive were to breach any of the provisions of this Section 10 or if the Executive were to disclose or make unauthorized use of any Confidential and Proprietary Information. Accordingly, the Executive expressly acknowledges and agrees that the Executive is voluntarily entering into this Agreement and that the terms, provisions and conditions of this Section 10 are fair and reasonable and necessary to adequately protect the Company.

(a) Definition of Confidential Information. For purposes of this: Agreement the term “Confidential and Proprietary Information” shall mean any and all (confidential or proprietary information or material not in the public domain about or relating to the business operations, assets or financial condition of the Company or any of its subsidiaries or affiliates, or any of its trade secrets, including, without limitation, research and development plans or projects: data and reports: computer materials such as programs. instructions and printouts; formulas: product testing information: business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not): budgets: unpublished financial statements; licenses: pricing. pricing strategy and cost data: information regarding the skills and compensation of executives; the identities of clients and potential clients: and (ii) any other information documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Company or any of its subsidiaries or affiliates a material competitive advantage over any entity not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Executive; or (ii) was disclosed to the Executive by a person or entity who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Company.

(b) Disclosure of Confidential Information. The Executive hereby covenants and agrees that, while the Executive is employed by the Company and for a period of one (1) year thereafter. unless otherwise authorized by the Company in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Company) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company: tit) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary information other than for the sole and exclusive benefit of the Company: or (iv) offer or agree to or cause or assist in the inception or continuation of any such disclosure. impairment or use of any Confidential and Proprietary Information. Following the Employment Term, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Company (regardless of the medium in which maintained or stored). without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall destroy such documents, records and items (any such destruction to be certified by the Executive to the Company in writing). Following the Employment Term, the Executive shall return to the Company any property or assets of the Company in the Executive’s possession.

(c) Non-Compete. The Executive covenants and agrees that, while the Executive is employed by the Company, in the state of CO and a period of two (2) years thereafter, the Executive shall not, directly or indirectly, manage, operate or control or participate in the ownership, management, operation or control of or otherwise become interested in (whether as an owner, stockholder, member, partner, lender, consultant, executive, officer, director, agent, supplier, distributor or otherwise) any business which is competitive with the business of the Company or any of its subsidiaries or affiliates, or, directly or indirectly, induce or influence any person that has a business relationship with the Company or any of its subsidiaries or affiliates to discontinue or reduce the extent of such relationship. For purposes of this Agreement, the Executive shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, executive. agent, member, partner individual proprietor, consultant. advisor or otherwise. but not if the Executive’s interest is limited solely to the ownership of not more than five percent (5%) of the securities of any class of equity securities of a corporation or other person whose shares are listed or admitted to trade on a national securities exchange or are quoted on an electronic quotation medium.

(d) No Solicitation. While the Executive is employed by the Company and for one (1) year after the Executive ceases to be an employed by the Company, the Executive shall not, directly or indirectly, solicit to employ, or employ for himself or others, any employee of the Company. or any subsidiary or affiliate of the Company, who was not Mown to the Executive prior to the date of this Agreement.

(e) Specific Performance. Because the breach of any of the provisions of this Section 10 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Company shall be entitled, in addition to all other rights and remedies available to it at law, in equity or otherwise, to a decree of specific performance of the restrictive covenants contained in this Section 10 and to a temporary and permanent injunction enjoining such breach (without being required to post a bond or famish other security to show any damages).

(f) Challenge of Agreement by Executive. In the event the Executive challenges this Agreement and an injunction is issued staying the implementation of any of the restrictions imposed by Section 10 hereof: the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise, except that the time remaining on the restrictions shall not be tolled during any period in which the Executive is unemployed.

(g) Interpretation of Restrictions. Executive acknowledges that the type and periods of restriction imposed by this Section 10 are fair and reasonable and are reasonably required for the protection of the legitimate interests of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated hereby. If any of the covenants in this Section 10, or any part hereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants herein, which shall be given full effect, without regard to the invalid portions. In the event that any covenant contained in this Agreement shall. he determined by any court of competent jurisdiction to be W1enforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall he interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

9. NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall he deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the “Business Day” (defined as a day on which the New York Stock Exchange is open) of such delivery (as evidenced by the receipt of the personal delivery service); (ii) if mailed certified or registered mail return receipt requested. four (4) Business Days after being mailed: (iii) it’ delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (iv) if delivered by facsimile or e-mail transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopies machine or e-mail log). If any notice, demand. consent, request. instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second (2nd) Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the addresses first above written. Any notice, consent, direction, approval, instruction, request or other communication given in accordance with this Section 11 shall he effective after it is received by the intended recipient.

10. GENERAL PROVISIONS.

(a) Benefit of an agreement and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and permitted assigns; provided, however. that the Executive may not assign any of his rights or duties hereunder except upon the prior written consent of the Company. This Agreement shall be binding on any successor to the Company whether by merger. consolidation, acquisition of all or substantially all of the Company’s stock, assets or business or otherwise, as fully as if such successor were a signatory hereto, and the Company shall cause such successor to, and such successor shall, expressly assume the Company’s obligations hereunder. The term “Company” as used it this Agreement shall include all such successors. Except as expressly permitted by Section l l(a), nothing herein is intended to or shall be construed to confer upon or give any person, other than the parties hereto, any rights, privileges or remedies under or by reason of this Agreement.

Governing Law: Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD OR REFERENCE TO ITS PRINCIPLES OF LAW CONFLICTS OF LAWS. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO TILE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO CONTEST THE VENUE OF SAID COURTS OR TO CLAIM THAT SAID COURTS CONSTITUTEAN INCONVENIENT FORUM. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUITOR PROCEEDING ARISING OUT OF R RELATING TO THIS AGREEMENT.

(b) Entire Agreement. This Agreement contains the entire understanding and agreement of the parties and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing. between the parties hereto with respect to the subject matter hereof: all of which are merged herein. Each party to this Agreement acknowledges that no representations inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement statement or promise not contained in this Agreement shall be valid or binding.

(c) Amendments; Waiver. This Agreement may be modified, amended or waived only by an instrument in writing signed by the Company and the Executive. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

(d) Attorneys’ Fees. Should any party hereto institute any action or proceeding at law or inequity, or in connection with any arbitration, to enforce any provision of this Agreement, including an action for declaratory relief or for damages by reason of an alleged breach of any provision of this Agreement or otherwise in connection with this Agreement or any provision hereof the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys’ fees and expenses for services rendered to the prevailing party in such action or proceeding.

(e) Right to Legal Representation. The Executive represents and warrants that the Executive has. read this Agreement and the Executive understands connection with the negotiation and execution of this Agreement and that the Executive has either retained and has been represented by such legal counsel or has knowingly and voluntarily waived his right to such legal counsel and desires to enter into this Agreement without the benefit of independent legal representation. The Executive acknowledges that Robinson & Cole LLP is representing the Company in connection with this Agreement and that it is not representing the Executive in connection with this Agreement

(f) Affirmations of the Executive. By the Executive’s signature below, the Executive represents to and agrees with the Company that the Executive hereby accepts this Agreement subject to all of the terms and provisions hereof. The Executive has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and folly understands all of the provisions of this Agreement.

IN WITNESS WHEREOF, each of the Company and the Executive has executed this Agreement as of the date first above written.

GROWGENERATION CORP.	EXECUTIVE

By	/s/ Darren Lampert	By:	/s/ Tony Sullivan
Print:	Darren Lampert		Tony Sullivan

EXHIBIT 1

Executive Responsibilities:

The Executive is responsible for facilitating smooth functioning of organization’s operations and ensuring that these meet their objectives. The Executive is the head of all operating departments and divisions. He mentors and leads our team with multiple responsibilities, ensuring that the organization gets the right structure to deliver and grow to be the best in the industry.

Functions reporting to the Executive include:

●	Finance, Budgets
●	E-commerce
●	Commercial
●	Store Ops
●	Purchasing, Merchandise Planning
●	IT
●	Supply Chain, Logistics
●	HR
●	Admin

EXECUTIVE Initials:

GROWGENERATION CORP. Initials:

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